Exhibit 99.1

BreitBurn Energy Partners L.P. Reports Second Quarter Results

Debt Levels Reduced; Key Metrics Meet or Exceed Annualized 2009 Guidance; 2009 Capital Spending Plan Increased

LOS ANGELES, August 10, 2009 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its second quarter of 2009.

Key Highlights

-
The Partnership’s successful debt reduction efforts continued during the second quarter through consistent operating cash flows and $25 million in hedge monetization proceeds.  As of June 30, 2009, outstanding debt totaled $640 million.

-
Subsequent to the quarter end, the Partnership used $23 million in proceeds from the sale of its non-core Permian Basin assets to further reduce debt.  As of July 31, 2009, outstanding borrowings were approximately $613 million, representing $123 million in debt reduction in the first seven months of 2009.

-
Operationally, the Partnership had an excellent quarter with total production at the high end of the 2009 guidance range despite its significantly reduced capital spending and drilling activity in the first half of 2009.

-
The Partnership’s expense and cost control programs achieved meaningful reductions in general and administrative expenses and lease operating expenses, with both metrics trending toward the lower end of the guidance range.

-
The Partnership took advantage of the recent improvement in commodity prices and extended its hedging portfolio into 2013.  The newly added hedges were entered into at the attractive price levels of $7.50 per MMBtu for natural gas and $76.62 per barrel for crude oil.

Management Commentary on Results and Increased 2009 Capital Spending Plan

Hal Washburn, Chairman and Co-CEO, said, “Our second quarter results reflect significant progress toward the goals we established for 2009.  First, we significantly reduced our bank debt during the quarter.  Subsequent to the quarter end, we closed the sale of our non-core Permian Basin assets, further accelerating our debt reduction efforts.  Since year end we have paid down almost $125 million in borrowings and we are currently approaching debt levels of $600 million.  We are very proud of our entire team for their work in bringing about this significant achievement.  While we are not yet announcing the reinstatement of distributions, we have made substantial progress toward that goal.  Again, the timing of our reinstating distributions will be based on a number of factors.  One very important factor is the outcome of our October borrowing base redetermination.  We remain committed to evaluating all reasonable alternatives to further reduce debt and reinstate distributions and will pursue them if management and the Board determine they are in the long term best interest of our unitholders.”

Washburn continued, “Our team did an excellent job this quarter.  Year to date production is at the high end of our guidance range on an annualized basis and lease operating expenses continue to decline and are near the low end of our guidance on an annualized basis.  Our G&A costs, excluding unit based compensation, continue to decline as well and are currently trending toward the low end of our guidance range.  The continued downward trend in both operating and G&A expenses reflects our ongoing efforts to reduce costs throughout the organization.  Given our increased financial flexibility, and with the recent improvement in commodity prices, we are also increasing our capital spending plan for 2009 to approximately $32 million compared to our previously announced guidance of $20-$24 million.  We intend to use this additional capital to expand production efforts at our oil properties.  We continue to work toward our goal of returning our capital program to the level necessary to hold production flat going forward.”

Second Quarter 2009 Operating and Financial Results Compared to First Quarter 2009

-	Total production increased 3% to 1,654 MBoe in the second quarter from 1,603 MBoe in the first quarter.
o	Oil and NGL production was 762 MBoe compared to 742 MBoe.
o	Natural gas production was 5,349 MMcf compared to 5,169 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, decreased 6% to $16.88 per Boe in the second quarter from $17.91 per Boe in the first quarter.  Annualized, these operating costs are at the low end of our guidance range of $16.25 - $18.50 per Boe.

-
General and administrative expenses, excluding unit-based compensation, decreased 18% to $5.3 million, or $3.18 per Boe, in the second quarter from $6.4 million, or $4.01 per Boe in the first quarter.  General and administrative expenses continued to decline sequentially and are trending toward the lower end of our guidance range.

-
Adjusted EBITDA, a non-GAAP measure which excludes the impact of the monetization of selected 2011 and 2012 hedge contracts, increased 9% to $50.8 million in the second quarter from $46.8 million in the first quarter.

-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, decreased 15% to $111.3 million in the second quarter from $131.7 million in the first quarter.

-
Realized gains from commodity derivative instruments were $51.5 million in the second quarter as compared to $74.1 million in the first quarter.  Realized gains included $25.0 million in the second quarter and $45.6 million in the first quarter from the monetization of selected 2011 and 2012 hedge contracts.

-
NYMEX WTI crude oil averaged approximately $59.61 per barrel and NYMEX natural gas prices averaged approximately $3.81 per Mcf in the second quarter as compared to $43.14 per barrel and $4.47 per Mcf, respectively, in the first quarter.

-
As a result of our extensive hedging portfolio realized crude oil and natural gas prices stayed relatively flat and averaged $65.47 per Boe and $7.09 per Mcf, respectively, in the second quarter as compared to $62.38 per Boe and $7.99 per Mcf, respectively, in the first quarter.

-	Net loss was $108.5 million, or $2.06 per diluted limited partner unit, as compared to a net gain of $46.4 million, or $0.84 per diluted limited partner unit.
-	Oil and gas capital expenditures totaled $3.6 million compared to $7.0 million.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

In June 2009, the Partnership terminated selected crude oil and natural gas derivative instruments covering a portion of its expected production in 2011 and 2012 and replaced them with new derivative instruments for the same 2011 and 2012 volumes. Net realized proceeds of approximately $25.0 million were immediately used to reduce outstanding borrowings under the Partnership’s credit facility.

Including the effects of the $25.0 million hedge monetization noted above, realized gains from commodity derivative instruments were $51.5 million during the second quarter of 2009.  Realized losses from interest rate derivative instruments were $3.2 million.  Non-cash unrealized losses from commodity derivative instruments were $148.7 million and non-cash unrealized gains from interest rate derivative instruments were $3.5 million for the period.  Excluding the effect of the hedge monetization, realized gains on commodity derivative instruments would have been $26.5 million and unrealized losses would have been $123.7 million for the period.

The effect of the hedge monetization is excluded from the calculation of realized prices and Adjusted EBITDA for the second quarter of 2009 as discussed herein.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended June 30, 2009 and 2008 and the three months ended March 31, 2009:

	Three-Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars, except as indicated	2009	2009	2008
Oil, natural gas and NGL sales (a)	$59,872	$57,643	$139,962
Realized gains (losses) on commodity derivative instruments (b)	51,468	74,088	(33,334)
Unrealized gains (losses) on commodity derivative instruments (b)	(148,727)	(4,068)	(319,948)
Other revenues, net	393	276	643
Total revenues	$(36,994)	$127,939	$(212,677)
Lease operating expenses and processing fees	$28,442	$29,226	$31,628
Production and property taxes	4,188	4,705	8,499
Total lease operating expenses	$32,630	$33,931	$40,127
Transportation expenses	851	1,248	1,153
Purchases	21	19	83
Change in inventory	(1,498)	(917)	(2,499)
Uninsured loss	-	100	-
Total operating costs	$32,004	$34,381	$38,864
Lease operating expenses pre taxes per Boe (c)	$16.88	$17.91	$18.18
Production and property taxes per Boe	2.53	2.93	4.97
Total lease operating expenses per Boe	19.41	20.84	23.15
General and administrative expenses excluding unit-based compensation	$5,255	$6,421	$5,460
Net income (loss)	$(108,525)	$46,357	$(286,170)
Net income (loss) per diluted limited partnership unit	$(2.06)	$0.84	$(4.39)

Total production (MBoe)	1,654	1,603	1,711
Oil and NGL (MBoe)	762	742	766
Natural gas (MMcf)	5,349	5,169	5,666
Average daily production (Boe/d)	18,172	17,812	18,802
Sales volumes (MBoe)	1,635	1,583	1,674
Average realized sales price (per Boe) (d) (e) (f)	$52.97	$54.54	$63.80
Oil and NGL (per Boe) (d) (e) (f)	65.47	62.38	79.72
Natural gas (per Mcf) (d) (e)	7.09	7.99	8.58

(a) Q2 2009, Q1 2009 and Q2 2008 include $258, $260 and $273, respectively, of amortization of an intangible asset related to crude oil sales contracts.
(b) Q2 2009 and Q1 2009 include the effects of the early terminations of hedge contracts monetized in June 2009 for $24,955 and January 2009 for $45,632.
(c) Includes lease operating expenses and processing fees. Q2 2009, Q1 2009 and Q2 2008 each exclude approximately $520 of amortization of intangible asset related to the Quicksilver Acquisition.
(d) Includes realized gains (losses) on commodity derivative instruments.
(e) Q2 2009 and Q1 2009 exclude the effects of the early terminations of hedge contracts monetized in June 2009 ($6,030 of oil hedges and $18,925 of natural gas hedges) and January 2009 ($32,317 of oil hedges and $13,315 of natural gas hedges).

(f) Excludes amortization of intangible asset related to crude oil sales contracts.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income (loss) and net cash from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars	2009	2008	2009	2008

Reconciliation of consolidated net income (loss) to Adjusted EBITDA:
Net income (loss) attributable to the partnership	$(108,520)	$(286,240)	$(62,170)	$(327,380)

Unrealized loss on commodity derivative instruments	148,727	319,948	152,795	389,897
Depletion, depreciation and amortization expense	26,962	21,890	57,263	42,751
Interest expense and other financing costs (a)	8,551	5,576	16,392	10,912
Unrealized (gain) loss on interest rate derivatives	(3,527)	(594)	(4,493)	609
Gain on sale of commodity derivatives (b)	(24,955)	-	(70,587)	-
Income tax provision	(809)	(1,091)	(341)	(1,337)
Amortization of intangibles	777	792	1,557	1,546
Unit-based compensation expense (c)	3,641	1,973	7,270	3,450

Adjusted EBITDA	$50,847	$62,254	$97,686	$120,448

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars	2009	2008	2009	2008

Reconciliation of net cash from operating activities to Adjusted EBITDA:
Net cash from operating activities	$70,788	$40,321	$141,535	$134,635

Increase (decrease) in assets net of liabilities relating to operating activities	(3,020)	17,230	11,174	(28,884)
Interest expense (a) (d)	7,727	5,086	14,745	9,955
Gain on sale of commodity derivatives (b)	(24,955)	-	(70,587)	-
Equity earnings from affiliates, net	(378)	261	(660)	484
Incentive compensation expense (e)	510	(1,519)	981	(1,186)
Incentive compensation paid	31	731	170	5,340
Income taxes	139	339	330	353
Non-controlling interest	5	(70)	(2)	(124)
Other	-	(126)	-	(126)

Adjusted EBITDA	$50,847	$62,253	$97,686	$120,447

(a) Includes realized gains/losses on interest rate derivatives.
(b) Represents $24,955 and $45,632 related to the early terminations of selected 2011 and 2012 hedge contracts monetized in June 2009 and January 2009.
(c) Represents non-cash long term incentive compensation expense.
(d) Excludes debt amortization.
(e) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of August 10, 2009.

	Year
	2009	2010	2011	2012	2013
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMBtu/d)	45,110	43,869	25,955	19,129	3,000
Average Price ($/MMBtu)	$8.15	$8.20	$7.26	$7.10	$7.50
Collars:
Hedged Volume (MMBtu/d)	2,038	3,405	16,016	19,129	-
Average Floor Price ($/MMBtu)	$9.00	$9.00	$9.00	$9.00	$-
Average Ceiling Price ($/MMBtu)	$14.87	$12.79	$11.28	$11.89	$-
Total:
Hedged Volume (MMMBtu/d)	47,148	47,275	41,971	38,257	3,000
Average Price ($/MMBtu)	$8.19	$8.26	$7.92	$8.05	$7.50

Oil Positions:
Fixed Price Swaps:
Hedged Volume (Bbls/d)	2,444	2,308	2,116	2,539	3,000
Average Price ($/Bbl)	$70.40	$83.12	$63.79	$67.24	$76.62
Participating Swaps: (a)
Hedged Volume (Bbls/d)	2,785	1,993	1,439	-	-
Average Price ($/Bbl)	$64.71	$64.40	$61.29	$-	$-
Average Part. %	61.4%	55.5%	53.2%	-	-
Collars:
Hedged Volume (Bbls/d)	661	1,279	2,048	2,477	-
Average Floor Price ($/Bbl)	$94.11	$102.85	$103.42	$110.00	$-
Average Ceiling Price ($/Bbl)	$125.08	$136.16	$152.61	$145.39	$-
Floors:
Hedged Volume (Bbls/d)	500	500	-	-	-
Average Floor Price ($/Bbl)	$100.00	$100.00	$-	$-	$-
Total:
Hedged Volume (Bbls/d)	6,390	6,080	5,603	5,016	3,000
Average Price ($/Bbl)	$72.69	$82.52	$77.64	$88.35	$76.62

(a)  A participating swap combines a swap and a call option with the same strike price.

Interest Rate Hedge Portfolio

We had the following interest rate swaps in place at August 10, 2009, to fix a portion of floating LIBOR-base debt on our credit facility:

Notional amounts in thousands of dollars	Notional Amount	Fixed Rate
Period Covered
July 1, 2009 to July 8, 2009	$50,000	3.0450%
July 1, 2009 to January 8, 2010	100,000	3.3873%
July 1, 2009 to July 20, 2009	250,000	3.6825%
July 20, 2009 to December 20, 2010	300,000	3.6825%
January 20, 2010 to October 20, 2011	100,000	1.6200%
December 20, 2010 to October 20, 2011	200,000	2.9900%

Conference Call

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-740-6142 (international callers dial +1-913-312-1451) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through August 17, 2009 by dialing 888-203-1112 (international callers dial +1-719-457-0820) and entering replay PIN 7149020, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "anticipates," "expects," "believes," "estimates," “future,” “impact,” “guidance,” “ongoing efforts,” “potential,” “will pursue,” “to mitigate the risks,” “may be used,” “continue,” “trending,” “to meet,” various of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a further significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, the litigation instituted by Quicksilver Resources Inc. against us and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars, except unit amounts	2009	2008	2009	2008

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$59,872	$139,962	$117,515	$255,811
Losses on commodity derivative instruments, net	(97,259)	(353,282)	(27,239)	(436,669)
Other revenue, net	393	643	669	1,518
Total revenues and other income items	(36,994)	(212,677)	90,945	(179,340)
Operating costs and expenses:
Operating costs	32,004	38,864	66,385	77,037
Depletion, depreciation and amortization	26,962	21,890	57,263	42,751
General and administrative expenses	8,386	8,876	17,947	18,027
Total operating costs and expenses	67,352	69,630	141,595	137,815

Operating loss	(104,346)	(282,307)	(50,650)	(317,155)

Interest and other financing costs, net	5,360	5,124	10,133	10,548
(Gain) loss on interest rate swaps	(336)	(142)	1,766	973
Other income, net	(36)	(28)	(40)	(83)
Total other expense	4,988	4,954	11,859	11,438

Loss before taxes	(109,334)	(287,261)	(62,509)	(328,593)

Income tax benefit	(809)	(1,091)	(341)	(1,337)

Net loss	(108,525)	(286,170)	(62,168)	(327,256)

Less: Net income (loss) attributable to noncontrolling interest	5	(70)	(2)	(124)

Net loss attributable to the partnership	(108,520)	(286,240)	(62,170)	(327,380)
General partner loss	-	(1,746)	-	(2,019)

Net loss attributable to limited partners	$(108,520)	$(284,494)	$(62,170)	$(325,361)

Basic net loss per unit	$(2.06)	$(4.39)	$(1.18)	$(4.94)
Diluted net loss per unit	$(2.06)	$(4.39)	$(1.18)	$(4.94)
Weighted average number of units used to calculate
Basic net loss per unit	52,770,011	64,807,563	52,736,602	65,914,102
Diluted net loss per unit	52,770,011	64,807,563	52,736,602	65,914,102

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	June 30,	December 31,
Thousands of dollars, except unit amounts	2009	2008
ASSETS
Current assets:
Cash	$2,293	$2,546
Accounts receivable, net	39,894	47,221
Derivative instruments	70,117	76,224
Related party receivables	4,088	5,084
Inventory	4,193	1,250
Prepaid expenses	4,257	5,300
Intangibles	1,461	2,771
Other current assets	170	170
Total current assets	126,473	140,566
Equity investments	8,792	9,452
Property, plant and equipment
Oil and gas properties	2,072,108	2,057,531
Non-oil and gas assets	8,138	7,806
	2,080,246	2,065,337
Accumulated depletion and depreciation	(281,122)	(224,996)
Net property, plant and equipment	1,799,124	1,840,341
Other long-term assets
Intangibles	248	495
Derivative instruments	105,235	219,003
Other long-term assets	8,973	6,977

Total assets	$2,048,845	$2,216,834
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,084	$28,302
Book overdraft	4,247	9,871
Derivative instruments	15,809	10,192
Revenue distributions payable	11,584	16,162
Salaries and wages payable	4,681	6,249
Accrued liabilities	11,482	9,214
Total current liabilities	64,887	79,990

Long-term debt	640,000	736,000
Deferred income taxes	3,611	4,282
Asset retirement obligation	35,297	30,086
Derivative instruments	32,871	10,058
Other long-term liabilities	2,207	2,987
Total liabilities	778,873	863,403
Equity:
Partners' equity	1,269,517	1,352,892
Noncontrolling interest	455	539
Total equity	1,269,972	1,353,431

Total liabilities and equity	$2,048,845	$2,216,834

Common units outstanding	52,770,011	52,635,634

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
Thousands of dollars	2009	2008

Cash flows from operating activities
Net loss	$(62,168)	$(327,256)
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	57,263	42,751
Unit based compensation expense	6,289	4,724
Unrealized loss on derivative instruments	148,302	390,505
Distributions greater (less) than income from equity affiliates	660	(484)
Deferred income tax	(671)	(1,690)
Amortization of intangibles	1,557	1,547
Other	1,648	994
Changes in net assets and liabilities:
Accounts receivable and other assets	4,731	(25,609)
Inventory	(2,943)	(185)
Net change in related party receivables and payables	996	19,775
Accounts payable and other liabilities	(14,129)	29,563
Net cash provided by operating activities	141,535	134,635
Cash flows from investing activities
Capital expenditures	(12,126)	(44,423)
Property acquisitions	-	(9,988)
Net cash used by investing activities	(12,126)	(54,411)
Cash flows from financing activities
Purchase of common units	-	(335,033)
Distributions	(28,038)	(65,269)
Proceeds from the issuance of long-term debt	181,975	517,600
Repayments of long-term debt	(277,975)	(194,000)
Book overdraft	(5,624)	994
Long-term debt issuance costs	-	(3,505)
Net cash used by financing activities	(129,662)	(79,213)
Increase (decrease) in cash	(253)	1,011
Cash beginning of period	2,546	5,929
Cash end of period	$2,293	$6,940